SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CHOICEONE FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

109 East Division
Sparta, Michigan 49345

April 6, 2001

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc., to be held at:

Sparta Ridgeview Elementary School Gymnasium
557 South State Street
Sparta, Michigan 49345
Tuesday, May 1, 2001
6:30 p.m. dinner; 7:40 p.m. Annual Meeting

The purpose of the meeting is to elect directors.

Please plan to join us before the Annual Meeting for an informal sit-down dinner to be served at 6:30 p.m. Shareholders holding stock in single ownership form are invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by Friday, April 20, 2001.

The following proxy statement and enclosed proxy are being furnished to holders of ChoiceOne Financial Services, Inc. common stock on and after April 6, 2001. Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All owners should sign proxies as their names appear on the proxy.

We hope you will join us at the 2001 Annual Meeting. We look forward to seeing you there.
Sincerely,

Ronald Swanson President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Tuesday, May 1, 2001, at 7:40 p.m. local time, for the following purposes:
1.	To elect directors.

2.	To transact any other business that may properly come before the meeting.

          Shareholders of record at the close of business on March 5, 2001, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.
By Order of the Board of Directors,

Linda R. Pitsch Secretary

April 6, 2001

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
May 1, 2001

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Tuesday, May 1, 2001, in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:40 p.m. local time.

This proxy statement and the accompanying proxy are being furnished to you on and after April 6, 2001, in connection with the solicitation of proxies by ChoiceOne's board of directors for use at the annual meeting. In this proxy statement, "we," "us," "our" and ChoiceOne refer to ChoiceOne Financial Services, Inc. and "you" and "your" refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors. Your board of directors recommends that you vote FOR each of the nominees discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock on March 5, 2001. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 5, 2001, there were 1,387,102 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:
•	delivering written notice to the Secretary of ChoiceOne; or
•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the "Bank") will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The board of directors presently consists of nine individuals divided into three classes. Each class of directors is as nearly equal in number as possible and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the board of directors after he or she becomes 70 years old.

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in the year indicated:
Nominee	Term Expiring

Frank G. Berris	2004
Lawrence D. Bradford	2004
Lewis G. Emmons	2004
Stuart Goodfellow	2004
Bruce A. Johnson	2002

Each proposed nominee except for Mr. Johnson currently serves as a director of ChoiceOne for a term that will expire at this year's annual meeting. The board of directors proposes that Mr. Johnson be elected as a director to fill a vacancy in the class of directors with terms expiring in 2002. The persons named in the enclosed proxy intend to vote for the election of the five nominees listed above. The proposed nominees are willing to be elected and serve as a director. If a nominee is unable to serve or is otherwise unavailable for election -- which we do not anticipate -- the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and the executive officers of ChoiceOne. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

ChoiceOne's Board of Directors and Executive Officers

Nominees for Election as Directors
_________________________________________________________

Terms Expiring in 2004

Frank G. Berris (age 53) is President of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator of gas stations. Mr. Berris is also a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of ChoiceOne and the Bank since August 1991.

Lawrence D. Bradford (age 61) was serving as the interim President of ChoiceOne Insurance Agencies, Inc., an insurance agency that is a subsidiary of the Bank at the time of his retirement on December 31, 2000. Mr. Bradford was a co-owner of the insurance agency prior to its acquisition by the Bank in January 1996. Mr. Bradford has been a director of ChoiceOne since 1986, a director of the Bank since 1974 and a director of ChoiceOne Insurance Agencies, Inc. since 1996.

Lewis G. Emmons (age 56) is President and a director of Emmons Development-Real Estate and Special Projects Coordinator for Great Day Food Stores. Mr. Emmons has been a director of ChoiceOne since 1986 and a director of the Bank since 1978.

Stuart Goodfellow (age 57) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Growers Association. Mr. Goodfellow has been a director of ChoiceOne and the Bank since August 1991.

Term Expiring in 2002

Bruce A. Johnson (age 48) is Vice President, Chief Financial Officer and a director of Spartan Distributors, Inc., a Sparta, Michigan based distributor of lawn and garden equipment, turf equipment and irrigation materials. Prior to joining Spartan Distributors in 1995, Mr. Johnson spent 21 years in various positions with Old Kent Financial Corporation including Chairman, President and Chief Executive Officer of Old Kent Bank of Grand Blanc, Michigan and Vice President and Manger of Private Banking for Old Kent Bank in Grand Rapids, Michigan.

Your Board of Directors Recommends that You
Vote FOR the Election of All Nominees as Directors

Continuing Directors with Terms Expiring in 2003
_________________________________________________________

William F. Cutler, Jr. (age 53) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of ChoiceOne and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996.

Paul L. Johnson (age 51) is President of Falcon Resources Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson has been a director of ChoiceOne and the Bank since July 1999.

Andrew W. Zamiara (age 60) is a registered pharmacist and is the owner, President and Manager of Momber Pharmacy and Gift Shop in Sparta, Michigan and Momber Hallmark in Rockford, Michigan. Mr. Zamiara has been a director of ChoiceOne and the Bank since August 1990.

Continuing Directors with Terms Expiring in 2002
_________________________________________________________

Jon E. Pike (age 59) is a certified public accountant and Chairman of Beene Garter LLP, certified public accountants, of Grand Rapids, Michigan. Mr. Pike has been Chairman of the Board of Directors since August 1998 and a director of ChoiceOne and the Bank since September 1990. Mr. Pike is also an officer of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, and a Trustee of Denver Seminary in Denver, Colorado.

Linda R. Pitsch (age 53) has been a director of ChoiceOne and the Bank since December 1994 and Secretary of ChoiceOne and the Bank since February 1995. Ms. Pitsch also has served as Senior Vice President and Cashier of the Bank since January 1993. Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch has been a director and Secretary of the board for ChoiceOne Insurance Agencies, Inc. since December 1998 and a director and Secretary of ChoiceOne Travel, Inc. since August 1997 and President of ChoiceOne Travel, Inc. since November 2000. Ms. Pitsch is an instructor at Davenport College of Business, serving on its Accounting Advisory Board, and Past Secretary, Treasurer and a director of Strawberry Pines Condominium Association. Ms. Pitsch has also been a director of West Shore Computer Services, Inc., a data processing company in which ChoiceOne own a 20% interest, since November 2000.

Executive Officers who are not Directors
_________________________________________________________

Denis L. Crosby (age 58) has been Vice President of ChoiceOne since 1991. Mr. Crosby has been Senior Vice President of Commercial Services at the Bank since 1990 and Vice President of Loans at the Bank since 1986. From 1972 until joining the Bank in 1986, Mr. Crosby was a commercial loan officer at various affiliates of Michigan National Bank. Mr. Crosby is a member of the Sparta Downtown Development Authority and a member of the Economic Development Foundation of Western Michigan.

Thomas L. Lampen (age 45), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Ronald Swanson (age 57) has been President and Chief Executive Officer of ChoiceOne and the Bank since November 2000. Mr. Swanson also serves as a director of ChoiceOne Insurance Agencies, Inc. Before November 2000, Mr. Swanson served as President of NBD Bank Cadillac from 1984 until 1998, as Executive Vice President and a member of the board of directors of Cadillac State Bank from 1980 until 1984, and in various executive capacities with Cadillac State Bank and West Michigan Financial Corporation from 1961 until 1980.

_________________________________________________________

Committees of the Board of Directors

The board of directors has established the following six standing committees:
•	Audit Committee
•	Branching and Acquisitions
•	CommitteeCompliance/CRA Committee
•	Executive and Loan Review Committee
•	Nominating Committee
•	Personnel and Benefits Committee

Audit Committee. The Audit Committee recommends to the board of directors the appointment of independent public accountants and reviews their fees for audit and non-audit services and the scope and results of audits performed by them. The Audit Committee also reviews ChoiceOne's internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee is comprised of independent directors as defined by the rules of the National Association of Securities Dealers, Inc.

Jon E. Pike (Chairman), Lewis G. Emmons, Stuart Goodfellow, and Paul L. Johnson serve on the Audit Committee. The Audit Committee met three times during 2000.

Branching and Acquisitions Committee. The Branching and Acquisitions Committee considers potential acquisitions by ChoiceOne or the Bank. Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Paul L. Johnson, Jon E. Pike and Ronald Swanson serve on the Branching and Acquisitions Committee. Mr. Swanson is an officer of the Bank. The Branching and Acquisitions Committee met four times during 2000.

Compliance/CRA Committee. The Compliance/CRA Committee manages our compliance requirements with various federal banking regulations and under the Community Reinvestment Act. Linda R. Pitsch (Chairperson), Lawrence D. Bradford, Ronald Swanson, Denis L. Crosby, Karen M. Gilbert, and Mary J. Johnson serve on the Compliance/CRA Committee. Ronald Swanson, Denis L. Crosby, Karen M. Gilbert, and Mary J. Johnson are officers of the Bank. The Compliance/CRA Committee met two times during 2000.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank's loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the board of directors so authorizes.

Jon E. Pike (Chairman), Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, Paul L. Johnson, Andrew W. Zamiara, Ronald Swanson and Denis L. Crosby serve on the Executive and Loan Review Committee. Mr. Swanson and Mr. Crosby are officers of the Bank. The Executive and Loan Review Committee met 12 times during 2000.

Nominating Committee. The Nominating Committee administers the process of shareholder nominations for directorships. William F. Cutler, Jr., Jon E. Pike, and Ronald Swanson serve on the Nominating Committee. Mr. Swanson is an officer of the Bank. The Nominating Committee did not meet during 2000.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee receives recommendations from senior management and makes recommendations to the board of directors concerning the compensation and benefits of ChoiceOne's and the Bank's officers. The Personnel and Benefits Committee also reviews the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan.

Andrew W. Zamiara (Chairman), William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, and Paul L. Johnson serve on the Personnel and Benefits Committee. Mr. Swanson attends meetings but is not a member of this committee. The Personnel and Benefits Committee met two times during 2000.

Board Meeting Attendance

During 2000, the ChoiceOne board of directors held 12 regular meetings and four special meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served), except for Mr. Emmons who attended 69% of the aggregate number of meetings.

Compensation of Directors

During 2000, ChoiceOne compensated its directors at the rate of $50 for every monthly meeting attended and an additional $250 for each quarterly meeting attended. Directors who were not employees of ChoiceOne or the Bank received $100 per hour for each meeting of any committee of the board of directors on which they served other than the Executive and Loan Review Committee. During 2000, the Bank compensated its directors at the rate of $450 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.

Shareholder Nominations

Shareholders may nominate individuals for election as directors. To make such a nomination, you must send a notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•	the name, age, business address and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of capital stock of ChoiceOne that the nominee beneficially owns;
•	a statement that the nominee is willing to be nominated and to serve; and
•

such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2000, by each of ChoiceOne's directors and nominees for director, each of the named executive officers and all of ChoiceOne's directors, nominees for director and executive officers as a group:
	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power		Shared Voting or Dispositive Power(2)		Total Beneficial Ownership		Percent of Class

Frank G. Berris	17,100		--		17,100		1.23%
Lawrence D. Bradford	593		15,158		15,751		1.14%
William F. Cutler, Jr.	--		15,277		15,277		1.10%
Lewis G. Emmons	12,983		--		12,983		*
Stuart Goodfellow	21,917		951		22,868		1.65%
Bruce A. Johnson	--		--		--		*
Paul L. Johnson	--		17,933		17,933		1.29%
Jae M. Maxfield	19,019	(3)	--		19,019	(3)	1.36%
Jon E. Pike	2,315		2,602		4,917		*
Linda R. Pitsch	653		590		1,243		*
Ronald Swanson	--		--		--		*
Andrew W. Zamiara	853		2,753		3,606		*

All directors and
executive officers
as a group	77,045	(3)	73,857	(4)	150,902	(3)(4)	10.78%

*Less than 1%.
(1)

The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days, such as through the exercise of a stock option.

(2)

These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)	These numbers include 13,781 shares of Common Stock that may be acquired by Mr. Maxfield through the exercise of stock options within 60 days of December 31, 2000.

(4)

Includes 18,507 shares of Common Stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of other employees, of which executive officers of ChoiceOne are administrators. The officers disclaim beneficial ownership of such shares. Of such 18,507 shares of Common Stock, other directors and executive officers have included 3,575 shares as beneficially owned in this table.

Five Percent Shareholders

As of March 5, 2001, we know of no person who beneficially owns more than five percent of the outstanding shares of ChoiceOne's common stock.

Stock Performance

The graph below compares the long-term total return on an investment in ChoiceOne common stock with the long-term returns on both a broad-based stock market index and an index comprised of bank holding companies. The total return is measured using both stock price appreciation and the effect of continuous reinvestment of dividends.

The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies and other financial services companies.

Five Year Cumulative Total Shareholder Return

The dollar values plotted in the line graph above are as follows:
December 31,	ChoiceOne	KBW 50	S&P 500

1995	$100.0	$ 100.0	$ 100.0
1996	$113.5	$ 141.5	$ 123.0
1997	$130.3	$ 206.8	$ 164.0
1998	$171.1	$ 223.9	$ 210.9
1999	$193.2	$ 216.1	$ 255.2
2000	$145.0	$ 259.5	$ 232.0

Executive Compensation

Summary of Executive Compensation

The following table shows selected information concerning the compensation of both individuals who served as ChoiceOne's Chief Executive Officer during 2000 for services rendered to ChoiceOne and the Bank during each year in the three-year period ended December 31, 2000. No other executive officer received an aggregate salary and bonus of more than $100,000. The Bank compensated Messrs. Maxfield and Swanson in the capacities indicated in the table.

Summary Compensation Table
Name and
Principal		Annual Compensation		All Other
Position	Year	Salary(1)	Bonus(2)	Compensation(3)

Jae M. Maxfield	2000	$114,560	$--	$24,179
Former Director, President	1999	128,450	29,529	11,011
and Chief Executive Officer	1998	120,600	35,306	11,063
of ChoiceOne and the Bank

Ronald Swanson	2000	$--	$--	$21,000
President and
Chief Executive Officer
of ChoiceOne and the Bank

(1)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan and director fees paid by ChoiceOne and the Bank.

(2)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan.

(3)

All other compensation for Mr. Maxfield in 2000 includes amounts paid or payable by the Bank for: (i) life insurance ($560); and (ii) severance payments, including the value of continued health and other benefits ($23,619). All other compensation for Mr. Swanson in 2000 includes all compensation paid to him under his consulting agreement with ChoiceOne. Mr. Swanson is not an employee of ChoiceOne or the Bank.

Option Values

The following table includes information regarding stock options held by Mr. Maxfield at the end of the last fiscal year. No stock options were granted to or exercised by executive officers during 2000.

Fiscal Year-End Option Values
	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Jae M. Maxfield	13,781	--	$ --	$ --

(1)	Based on a market value of $13.00 per share at December 31, 2000, adjusted to reflect stock dividends and splits.

Executive Stock Incentive Plan

ChoiceOne's Amended and Restated Executive Stock Incentive Plan provides that options to purchase shares of common stock, stock appreciation rights and stock awards may be granted to officers and other key employees of ChoiceOne and its subsidiaries. A stock option entitles the recipient to purchase shares of common stock for a stated period of time at a stated price. Subject to certain restrictions, the Personnel and Benefits Committee determines who will be granted options, the number of shares subject to each option, the form of payment for exercise of an option and other matters related to the stock incentive plan. The Personnel and Benefits Committee also determines the terms and conditions of any stock appreciation rights and stock awards granted under the stock incentive plan. The Personnel and Benefits Committee may provide that, if there is a merger or combination of ChoiceOne with another entity or a change in control of ChoiceOne:
•	any vesting restrictions are accelerated;
•	any restrictions are eliminated; or
•	any participant may choose to receive cash in lieu of outstanding stock options.

Employment and Similar Contracts.

Mr. Maxfield had an employment agreement with ChoiceOne and the Bank. In connection with his resignation from the board of ChoiceOne and all of its subsidiaries and from his employment with ChoiceOne and the Bank, Mr. Maxfield's employment agreement was terminated and ChoiceOne entered into an agreement with Mr. Maxfield under which he will receive limited severance benefits.

As an inducement for Mr. Swanson's agreement to serve an interim President and Chief Executive Officer of ChoiceOne and the Bank, ChoiceOne and the Bank entered into a consulting agreement with Mr. Swanson. Under this agreement, ChoiceOne and the Bank agreed to:
•	pay Mr. Swanson $600 per day for his services (Mr. Swanson is responsible for all taxes associated with these payments);
•	provide Mr. Swanson the use of a vehicle;
•	reimburse Mr. Swanson for all documented business expenses; and
•	pay for certain housing expenses.

In addition, Mr. Swanson agreed not to disclose or make any use of confidential or proprietary information of ChoiceOne or the Bank.

401(k) Plan. The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan is qualified under Section 401(a) of the Internal Revenue Code.

The purpose of the 401(k) plan is to permit Bank employees, including Mr. Maxfield, to save for retirement on a pre-tax basis. Mr. Swanson does not participate in the 401(k) plan. In addition to an employee's pre-tax contributions, the Bank may contribute discretionary matching and/or employee stock ownership plan payments to the 401(k) plan. If the Bank contributes matching and/or employee stock ownership plan payments to the 401(k) plan, those contributions will become fully vested after six years of a participant's vested service.

Each participant in the 401(k) plan has an account to record the participant's interest in the plan. Amounts contributed by or on behalf of a participant are credited to his or her account. A participant's benefit from the 401(k) plan is equal to the vested amount in the participant's account when he or she terminates employment with the Bank. The employee stock ownership plan provisions provide that the 401(k) plan, in part, is designed to invest primarily in stock of ChoiceOne.

Annual Incentive Bonus Plan. The Bank's incentive bonus plan was established for all of the Bank's officers in 1985. The bonus plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the bonus plan are to:
•	motivate all personnel of the Bank;
•	encourage growth of profits and maximization of return on equity; and
•	provide an opportunity for participants to be rewarded for individual effort and performance that the Personnel and Benefits Committee considers to be above average.

The bonus plan is based on return on equity. The Personnel and Benefits Committee established a funding range of 11.25% through 12.25% for 2000. If return on equity is below 11.25%, or the "threshold," no participant will receive a bonus based on Bank profits. Bonuses begin to accrue only after the Bank's return on equity exceeds the threshold. One quarter of the targeted bonus amount is payable for each one quarter of one percentage point increase in return on equity above 11.25%, with 100% of the targeted bonus amount payable at 12.25% return on equity. There was no super-bonus payable under the bonus plan, such that any increase in return on equity over 12.25% provided no bonus greater than 100% of the targeted bonus.

The Bank's board of directors reviews and must give its approval regarding eligibility, funding, allocations and amounts of awards under the bonus plan. The Bank's executive officers, as a group, who are also ChoiceOne's executive officers did not receive incentive bonuses under the bonus plan for the 2000 fiscal year.

Personnel and Benefits Committee Report on Executive Compensation

The Personnel and Benefits Committee of ChoiceOne's board of directors administers benefit plans, reviews ChoiceOne's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of ChoiceOne or the Bank may not serve as voting members of the Personnel and Benefits Committee.

Successful long-term financial performance and increasing shareholder value are ChoiceOne's primary corporate goals. ChoiceOne's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to ChoiceOne's long-term success.

ChoiceOne's executive compensation program consists of three components:

•	base salary;
•	annual cash incentive bonus opportunities; and
•	long-term incentives through awards of stock options.

In determining the levels of some components, the Personnel and Benefits Committee considers only corporate performance. In determining the levels of other components, such as base salary and annual cash incentive bonus opportunities, the Personnel and Benefits Committee will consider a number of factors in addition to corporate performance.

When establishing base salary levels, the Personnel and Benefits Committee's primary goal is to be competitive. The Personnel and Benefits Committee establishes ranges for base salaries of executive officers by comparing ChoiceOne to other more or less comparable bank holding companies. In general, salaries paid to ChoiceOne's executives have been closer to the median, rather than either the high or low end, of each range. Although the Personnel and Benefits Committee considers corporate performance when establishing base salary levels, corporate performance is not the most important factor. The Personnel and Benefits Committee also considers a discretionary assessment of job performance when establishing base salary levels.

Annual cash incentive bonuses are based on performance at three levels:

•	corporate;
•	business unit; and
•	individual.

The Personnel and Benefits Committee annually approves how to weigh each participant's level of assessment. During 2000, Mr. Maxfield's cash incentive bonus was based 100 percent on corporate performance. The Personnel and Benefits Committee establishes target cash awards for participants in the annual bonus incentive plan. Target awards range from 19% to 24% of base salary. Mr. Swanson does not participate in this plan.

The Personnel and Benefits Committee may, and has, awarded discretionary bonuses to executive officers and employees based on individual performance alone and achievement of individual performance goals. For their individual performance in 2000, executive officers as a group, other than Mr. Maxfield and Mr. Swanson, who does not participate in any discretionary bonus plan, were awarded discretionary bonuses totaling $17,900. Mr. Maxfield did not receive a discretionary bonus.

ChoiceOne uses long-term incentives to reward executives for achieving the long-term goal of increasing shareholder value. All of ChoiceOne's long-term incentives have involved awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives become joined with those of the shareholders. Under ChoiceOne's Amended and Restated Executive Stock Incentive Plan, executives may be rewarded for enhancing shareholder value through the increase in the value of shares that the executives receive. During 2000, the Committee made no awards of stock options.

ChoiceOne generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10 percent of the applicable executive officer's annual base salary and bonus.

Mr. Maxfield, ChoiceOne's former President and Chief Executive Officer, also served as President and

Chief Executive Officer of the Bank. In determining Mr. Maxfield's base salary for 2000, the Personnel and Benefits Committee acknowledged Mr. Maxfield's contribution in directing corporate growth and positioning ChoiceOne to be effective in a difficult and increasingly competitive market. The year ended 1999 provided increased earnings per share, and total shareholder return approximated 13% for the year. In setting his 2000 salary at $124,000, the Personnel and Benefits Committee's goal was to compensate Mr. Maxfield at a level comparable to that of chief executive officers of other bank holding companies with assets of $100 million to $200 million. Mr. Maxfield did not receive an incentive bonus for 2000. Mr. Maxfield was not awarded any stock options during 2000.

Mr. Swanson's compensation was determined by the Personnel and Benefits Committee and was set at a level to approximate the weekly compensation and perquisites of chief executive officers with comparable levels of experience of comparable sized bank holding companies. Mr. Swanson does not participate In ChoiceOne's annual or long-term incentive programs.

In 1993, the United States Congress amended the federal Internal Revenue Code to add Section 162(m). Section 162(m) provides that publicly-held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. ChoiceOne has examined its executive compensation policies in light of Section 162(m) and the regulations that the Internal Revenue Service has issued to implement that section. We do not expect that any portion of ChoiceOne's deductions for employee remuneration will be disallowed in 2001 or in future years by reason of actions expected to be taken in 2001.

During 2000, the board of directors approved all of the Personnel and Benefits Committee's recommendations without modification.

Respectfully submitted,

Andrew W. Zamiara, Chairman
William F. Cutler, Jr.
Lewis G. Emmons
Stuart Goodfellow
Paul L. Johnson

Audit Committee Report

The Audit Committee reviews and supervises ChoiceOne's procedures for recording and reporting the financial results of its operations on behalf of the board of directors. ChoiceOne's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne's audited financial statements for the year ended December 31, 2000 included in the 2000 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne's independent auditors -- who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles -- the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board, has discussed with them their independence from ChoiceOne's management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne's board of directors that the audited financial statements for the year ended December 31, 2000 be included in ChoiceOne's Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Jon E. Pike, Chairman
Lewis G. Emmons
Stuart Goodfellow
Paul L. Johnson

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2000, through December 31, 2000.

Certain Relationships and Related Transactions

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2000, and March 5, 2001. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Certified Public Accountants

Crowe, Chizek and Company LLP, certified public accountants, served as ChoiceOne's principal accountant for 2000. The board of directors has selected Crowe, Chizek and Company LLP to act as ChoiceOne's principal accountant for 2001. Representatives of Crowe, Chizek and Company LLP are not expected to attend the annual meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions.

Audit Fees. ChoiceOne paid Crowe, Chizek and Company LLP $63,500 during 2000 for audit services provided by them.

All Other Fees. ChoiceOne paid to Crowe, Chizek and Company LLP $39,335 during 2000 for services other than audit services provided by them.

Shareholder Proposals

If you would like a proposal to be presented at the 2002 annual meeting of shareholders and if you would like your proposal to be included in ChoiceOne's proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by December 4, 2001 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2002 annual meeting of shareholders must similarly be received by ChoiceOne by December 4, 2001.

Form 10-K Report Available

ChoiceOne's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

APPENDIX A

AUDIT COMMITTEE CHARTER

ChoiceOne Financial Services, Inc.

This charter governs the operations of the Audit Committee of ChoiceOne Financial Services, Inc. ("Corporation"). The charter will be reviewed and reassessed by the Audit Committee and will be approved by the Board of Directors of the Corporation ("Board") at least annually.

Audit Committee Membership

The Audit Committee shall be appointed by the Board and shall have at least three members. Each member of the Audit Committee shall be an independent director who is able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and a statement of cash flows, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Members of the Audit Committee will be considered independent if they meet the standards of the National Association of Securities Dealers Rule 4200(a)(15) defining "independent director" and are "independent of management" as required by Section 36 of the Federal Deposit Insurance Act and regulations issued under that Section. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Statement of Policy

The Audit Committee will provide assistance to the Board in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the regulatory compliance program as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, independent auditors, the internal auditors and management of the Corporation. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Corporation, and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes for the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

•

The Audit Committee and the Board, as representatives of shareholders, shall have ultimate authority and responsibility to select, evaluate and, where appropriate, replace, the Corporation's independent auditor. The independent auditor shall be ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The Audit Committee shall annually receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, and the Audit Committee shall actively engage

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in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

•

The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and costs of the audits. Also, the Audit Committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk and regulatory compliance programs. Further, the Audit Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•

The Audit Committee shall review with management the interim financial statements included in the Corporation's Quarterly Report on Form 10-Q with the Securities Exchange Commission ("SEC"). The Corporation's interim financial statements shall be reviewed by the independent auditors using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, before filing of the Corporation's Quarterly Report on Form 10-Q. In the event the independent auditors identify matters that should be communicated to the Corporation upon completion of the interim review of the financial statements pursuant to generally accepted auditing standards, the independent auditors shall make communications as required by generally accepted auditing standards, with the Audit Committee and a representative of financial management prior to such filing. The chair of the Audit Committee, or another member of the Audit Committee designated by the chair of the Audit Committee, may represent the entire Audit Committee for the purposes of the review of the interim financial statements with management and any interim communications with the independent auditors.

•

The Audit Committee shall review with management and the independent auditors the audited financial statements to be included in the corporation's Annual Report on Form 10-K prior to the filing of the Form 10-K with the SEC or prior to the distribution of the annual report to shareholders, whichever occurs first. This review will discuss the independent auditors' judgment abut the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee will discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. It is expected that, based on such review and discussions, the Audit Committee will recommend to the Board that the audited financial statements be included in the Corporation's annual report on Form 10-K.

•

The Audit Committee shall require and receive from the independent auditors such confirmation as the Audit Committee shall deem appropriate to the effect that the independent auditors satisfy the general qualifications and independence requirements for independent public accountants to bank holding companies and insured depositor institutions under Section 36 of the Federal Deposit Insurance Act.

•

The Audit Committee shall review regulatory agencies' reports of examination of the Corporation and its subsidiaries and report to the Board on the results of each examination made and such conclusions and recommendations as the Audit Committee deems appropriate. The Audit Committee is authorized, on behalf of the Board, to receive from the Corporation's independent auditor, investigate, and report to the Board any reports of illegal activities pursuant to Section 10A of the Securities Exchange Act of 1934.

•

The Audit Committee shall prepare the report required by Securities and Exchange Commission Regulation S-K Item 306 to be included in the Corporation's annual proxy statement and cause a copy of this Audit Committee Charter, as it may be amended from time to time, to be published in the Corporation's annual proxy statement not less than once every three years.

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CHOICEONE FINANCIAL SERVICES, INC.
P R O X Y	109 East Division Sparta, Michigan 49345 Annual Meeting of Shareholders - May 1, 2001	P R O X Y

                    The undersigned shareholder appoints Jon E. Pike, Linda R. Pitsch and Ronald Swanson, or any of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of ChoiceOne Financial Services, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.
1.	Election of Directors

	[ ]	FOR all nominees listed below (except as indicated below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Frank G. Berris	Lawrence D. Bradford	Lewis G. Emmons	Stuart Goodfellow	Bruce A. Johnson

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

Your Board of Directors recommends that you vote FOR all nominees

                    This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting or any adjournment of the meeting.
Dated: ______________________, 2001

Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature if held jointly

IMPORTANT -- Please Mark, Sign, Date and Return Promptly in the Enclosed Envelope